1
                                                     Exhibit 15.1





November 13, 2002




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


We are aware that our report dated November 13, 2002 on our review of interim financial information of NSTAR (the "Company") as of and for the period ended September 30, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-4 dated May 12, 1999 (File No. 333-78285), Form S-8 dated August 19, 1999 (File No. 333-85559), and Form S-8 dated April 30, 2002 (File No. 333-87272).



Yours very truly,


PricewaterhouseCoopers LLP